Exhibit 99.6

PRELIMINARY COPY – NOT FOR USE

PROXY CARD

QUETTA ACQUISITION CORPORATION

1185 Avenue of the Americas, Suite 304

New York, NY 10036

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
QUETTA ACQUISITION CORPORATION

The undersigned hereby appoints Hui Chen as proxy (the “Proxy”),with full power to act to appoint a substitute, and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all shares of common stock of Quetta Acquisition Corporation (“Quetta”) held of record by the undersigned on [      ] at the Special Meeting of stockholders to be held on [      ], or any postponement or adjournment thereof (the “Special Meeting”). Quetta has determined that the Special Meeting will be a virtual meeting conducted via teleconference to facilitate stockholder attendance and participation. To register and receive access to the virtual meeting, stockholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the Special Meeting, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE STOCKHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PRELIMINARY COPY – NOT FOR USE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 6 BELOW. THE QUETTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal 1. Redomestication Merger Proposal — to approve the merger of Quetta with and into Quad Global Inc.(the “PubCo”), a Cayman Islands exempted company and wholly owned subsidiary of Quetta, with PubCo surviving the merger. Quetta refers to the merger as the Redomestication Merger;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2. Acquisition Merger Proposal — to approve the merger of Quad Group Inc. (the “Merger Sub”), an exempted company incorporated under the laws of the Cayman Islands with limited liability and a direct wholly owned subsidiary of PubCo, into KM QUAD ( “QUAD”), an exempted company incorporated under the laws of the Cayman Islands with limited liability, resulting in QUAD becoming a wholly owned subsidiary of PubCo. Quetta refers to the merger as the Acquisition Merger;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3. Nasdaq Proposal — to approve for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 30,000,000 PubCo Ordinary Shares, in connection with the Business Combination;

(4)	Proposal 4. Governance Proposal — to approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the PubCo Amended and Restated Memorandum and Articles of Association to be adopted by PubCo upon the Redomestication Merger Effective Time;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal 5. Director Approval Proposal — to approve the following five (5) individuals to serve on the board of director of PubCo, each effective from the consummation of the Business Combination;

Junan Ke

☐ FOR	☐ AGAINST	☐ ABSTAIN

Ni Ke

☐ FOR	☐ AGAINST	☐ ABSTAIN

Qi Gong

☐ FOR	☐ AGAINST	☐ ABSTAIN

Gaofeng Chen

☐ FOR	☐ AGAINST	☐ ABSTAIN

Xiaoqi He

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal 6. Adjournment Proposal — to approve the adjournment of the Special Meeting in the event Quetta does not receive the requisite stockholder vote to approve any of the above Proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature	Signature	Date

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!